Exhibit 4.1

NUMBER CERT	OS Therapies Incorporated Incorporated under the Laws of the State of Delaware $0.001 Par value common stock	SHARES CUSIP 68764Y108 COMMON STOCK

THIS CERTIFIES THAT	IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

OS Therapies Incorporated

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated:

COUNTERSIGNED AND REGISTERED:

VSTOCK TRANSFER, LLC

Transfer Agent and Registrar

By:
	AUTHORIZED SIGNATURE	Chief Executive Officer